UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   July 31, 2026
(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-07928

Delaware	94-1381833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.
Hercules, California 94547
(Address of principal executive offices, including zip code)

(510)724-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.0001 per share	BIO	New York Stock Exchange
Class B Common Stock, Par Value $0.0001 per share	BIO.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 2.02    Results of Operations and Financial Condition

On August 4, 2026, Bio-Rad Laboratories, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information set forth under Item 7.01, Regulation FD Disclosure, concerning the Supplemental Earnings Presentation (as defined therein) is incorporated herein by reference.

ITEM 2.05    Costs Associated with Exit or Disposal Activities

On July 31, 2026, Bio-Rad Laboratories, Inc. (the “Company") initiated a strategy-driven restructuring plan as part of our ongoing program to improve operating performance and strengthen the Company’s competitive position. The restructuring plan impacts our operations and functions throughout the world and includes the elimination of certain positions, the consolidation of certain functions, and the closure of various facilities. We estimate that we will incur total pre-tax charges of approximately $80 to $90 million, which we anticipate will consist primarily of one-time termination benefits, including cash severance payments, healthcare benefits, and related transition assistance. The estimates for headcount reduction, timing and charges in certain areas of the international business are subject to completion of applicable local employee consultative processes. The restructuring plan is expected to be substantially completed by the end of fiscal year 2027.

The amounts are preliminary estimates based on the information currently available to management. It is possible that additional charges and future cash payments could occur in relation to the restructuring actions.

Note Regarding Forward-Looking Statements

Certain statements set forth in Item 2.05 above constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company’s expectations or estimates relating to the restructuring plan, including the anticipated workforce reduction, timing of completion of the restructuring plan, the ability of the Company to manage local employee consultative processes, and timing and amounts of the charges to be recorded and cash expenditures to be made in connection with the restructuring plan. The Company cautions you that forward-looking statements are inherently uncertain. Although the Company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include: the Company’s ability to complete the restructuring plan within the anticipated timeline; the impact of the workforce reduction on the Company’s business; unanticipated charges not currently contemplated that may occur as a result of the restructuring plan; and those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in Item 2.05 above.

ITEM 7.01    Regulation FD Disclosure

Also on August 4, 2026, the Company posted supplemental earnings materials with respect to its financial results for the quarter ended June 30, 2026 to its website (the “Supplemental Earnings Presentation”), which can be accessed at www.bio-rad.com in the Investor Relations section under the subheading "Events & Presentations". A copy of the Supplemental Earnings Presentation is furnished as Exhibit 99.2 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01    Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release of Bio-Rad Laboratories, Inc. dated August 4, 2026
99.2	Supplemental Earnings Presentation dated August 4, 2026
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	August 4, 2026	By:	/s/ Roop K. Lakkaraju
Roop K. Lakkaraju
Executive Vice President, Chief Financial Officer